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                                                                    Exhibit 10.5

November 10, 1998


Samuel Gaston
496 N. Ferndale Drive
Bigfork, Mt.  59911


Dear Ron:


This will confirm our recent discussions regarding our offer of employment that was extended to you to join the Venator Group as Senior Vice President and Chief Information Officer reporting to me.

The terms of our offer as discussed are outlined below:

         Annual Base Salary:            $400,000  ($33,333.34 paid monthly)

         Annual Bonus Program:          Participation in the  annual bonus plan
                                        50% of base salary at target. Bonus will be pro-rated from date of hire to the end of the fiscal year.

         Fiscal Year                    Fiscal year 1998-1999
         Bonus Guarantee:               $50,000 (Payable in April 1999)
                                        Fiscal year 1999 - 2000
                                        $100,000 (Payable in April 2000)

         Cash Sign-On Bonus:            $50,000

         Stock options:                 We will  recommend a stock option grant
                                        of 30,000 shares of the company's common
                                        stock   be  awarded   to    you  by  the
                                        Compensation  Committee of the Board of
                                        Directors  as  part  of  your  sign  on
                                        package.  You   will  be  eligible   to
                                        participate  in the annual share option
                                        grant  program at a level determined by
                                        the Compensation Committee of the Board
                                        of   Directors commensurate  with  your
                                        position  in the organization.


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         Long-Term Incentive Program:   Prorated participation in the 1998-2000
                                        and 2000 - 2001 periods,  based on date
                                        of employment.

         Life Insurance:                Company-paid 1x base salary.

         Medical:                       $5,000 reimbursement - no gross-up.

         Vacation:                      Four (4) weeks, plus 13 Company-paid
                                        Holidays and two (2) personal days.

         Severance:                     You will be a participant in the Senior
                                        Executive  Severance Agreement of which
                                        we will provide a copy for you.  If you
                                        are  discharged for  any reason (except
                                        cause)  you  will receive  a  lump  sum
                                        payment  equal  to  a minimum of one (1)
                                        years base salary less applicable taxes
                                        (no other offsets  allowable).  You will
                                        also  receive  full settlement  of  any
                                        outstanding  gross up benefits relating
                                        to your relocation. Additional benefits
                                        available   in   our  Senior  Executive
                                        Severance  Policy  will also   be  made
                                        available to you.

         Financial Planning:            Company-paid up to $10,000 for the first
                                        year, $6,000 thereafter.

         Relocation:                    In  accordance  with   the  policy  for
                                        homeowners, which includes moving your household goods, three months temporary living-including reasonable meals, two trips a month to unite family, and real estate locator fees related to searching for a new residence.

Should you voluntarily choose to terminate your employment with the company, on your own initiative, excluding catastrophic or serious health reasons, during the first twelve (12) months of employment, you agree to reimburse the total amount of the expenses incurred by the Company in connection with your relocation expenses and signing bonus (gain net of taxes).


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We  have  agreed  that  your  service  as a  director  on the  Boards  of  other non-competing companies (retailers included) is desirable and authorized.

We are very enthusiastic about your joining our dynamic team. We know you will grow personally and professionally in our exciting environment.

Please indicate your acceptance of the above noted terms by faxing a signed copy of this letter to Connie Williams at (212) 553-2475 then returning the enclosed original signed copy of this letter.

If you have any questions, please feel free to contact me directly.

We look forward to your joining us.

                                        Very truly yours,





/s/ Samuel Gaston                            /s/ Dale Hilpert
------------------------                -------------------------
     Samuel Gaston                             Dale Hilpert



       11/10/98                                11/10/98
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         Date                                     Date